UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2012

MEDICAL CARE TECHNOLOGIES INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53665
(Commission File Number)

Room 815, No. 2 Building, Beixiaojie, Dongzhimen Nei, Beijing, China
(Address of principal executive offices)

011 8610 6407 0580
(Issuer's telephone number)

_______
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On May 2, 2012, Medical Care Technologies Inc. (the “Company”) finalized, executed and delivered a Reserve Equity Financing Agreement (the “Financing Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with AGS Capital Group, LLC ("AGS").

Financing Agreement

Pursuant to the terms of the Financing Agreement, for a period of 48 months commencing on the date of effectiveness of the registration statement, AGS shall purchase up to $10,000,000 (the “Commitment Amount”) of the Company’s common stock. The purchase price of the shares under the Financing Agreement is equal to ninety percent (90%) of the lowest closing bid price of the Company’s common stock during the 20 consecutive trading days after the Company delivers to AGS a notice in writing requiring AGS to purchase shares, as further provided for pursuant to the terms of the Financing Agreement. The Company cannot issue any such notices to AGS until a registration statement covering these purchases is declared effective by the Securities and Exchange Commission (the “SEC’) and the number of shares sold in each advance shall not exceed 250% of the average daily trading volume. The Company is prohibited from taking certain actions, including issuing shares or convertible securities where the purchase price is determined using any floating discount.

As compensation for AGS's structuring, legal, administrative and due diligence costs associated with the Financing Agreement, the Company issued 33,333,333 restricted common shares of the Company.

As further consideration for AGS entering into the Financing Agreement, the Company must also issue 444,444,444 common shares to AGS, equalling two percent (2%) of the Commitment Amount.

Registration Rights Agreement

In connection with the execution of the Financing Agreement, the Company entered into the Registration Rights Agreement with AGS.  Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC to cover the shares issued and to be issued to AGS pursuant to the Financing Agreement.

For all the terms and conditions of the Financing Agreement and Registration Rights Agreement described above, reference is hereby made to such agreements annexed hereto as Exhibit 10.40 and Exhibit 10.41, respectively. All statements made herein concerning the foregoing agreement and note are qualified by reference to said Exhibits.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 3.02. The shares issued to AGS described in Item 1.01 above was offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Financing Agreement executed in connection therewith contains representations to support the Company's reasonable belief that AGS had access to information concerning the operations and financial condition of the Company and is an "accredited investor" as such term is defined in Rule 501 (a) of Regulation D promulgated under the Securities Act. The shares issued to AGS are restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)

10.40	Reverse Equity Financing Agreement dated April 27, 2012, as amended May 2, 2012 between AGS Capital Group, LLC and Medical Care Technologies, Inc.

10.41	Registration Rights Agreement by and between AGS Capital Group, LLC and Medical Care Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL CARE TECHNOLOGIES INC.

Dated: May 4, 2012	/s/ Ning C. Wu
Ning C. Wu
President